As filed with the Securities and Exchange Commission on February 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Fulgent Genetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-2621304
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4978 Santa Anita Avenue

Temple City, CA 91780

(626) 350-0537

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fulgent Pharma Holdings, Inc. 2022 Omnibus Incentive Plan

(Full title of the plan)

Ming Hsieh

Chief Executive Officer

Fulgent Genetics, Inc.

4978 Santa Anita Avenue

Temple City, California 91780

(626) 350-0537

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott M. Stanton, Esq.

Melanie Ruthrauff Levy, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, California 92130

(858) 314-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) relates to shares of common stock of Fulgent Genetics, Inc., a Delaware corporation (the “Company”), par value $0.0001 per share (“Company Common Stock”), issuable in respect of certain outstanding and unvested restricted stock units (each, a “RSU” and, collectively, the “RSUs”). The RSUs were originally in respect of shares of common stock of Fulgent Pharma Holdings, Inc., a Delaware corporation (“Pharma”), par value $0.0001 per share (“Pharma Common Stock”), granted by Pharma and held by employees or consultants of Pharma. The RSUs were assumed by the Company and became equity awards in respect of shares of Company Common Stock in connection with the Company’s acquisition of Pharma, as described below. These RSUs were granted pursuant to the Fulgent Pharma Holdings, Inc. 2022 Omnibus Incentive Plan (the “2022 Pharma Plan”), which was assumed as of the closing of the Merger (the “Effective Time”).

The shares underlying the RSUs represent the maximum number of shares of Company Common Stock issuable upon the vesting, settlement or exercise of the equity awards under the 2022 Pharma Plan, subject to appropriate adjustments thereto.

The Merger

Pursuant to the Agreement and Plan of Merger, dated as of November 7, 2022, by and among the Company, Pharma and FG Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub merged with and into Pharma (the “Merger”), with Pharma surviving the Merger as a wholly owned subsidiary of the Company.

Conversion of Certain Pharma Equity Awards in Connection with the Merger

At the Effective Time, each outstanding restricted stock unit award granted under the 2022 Pharma Plan, whether vested or unvested immediately prior to the Effective Time, became a restricted stock unit award denominated in shares of Company Common Stock. The number of shares of Company Common Stock subject to each Company RSU is equal to the product of: (i) the total number of shares of Pharma Common Stock underlying such RSUs immediately prior to the Effective Time, multiplied by (ii) the 0.05323314 (the “RSU Exchange Ratio”), rounded down to the nearest whole number of Company Common Stock.

The RSUs are generally subject to the same terms and conditions as applied to the RSUs prior to the Effective Time, except to the extent such terms and conditions were rendered inoperative by the Merger or with respect to such other changes that are necessary for the administration of the awards and that are not materially detrimental to the holder of the award.

This Registration Statement includes a reoffer prospectus, prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form S-3, to be used by certain of the Registrant’s directors, officers and other employees (together, the “Selling Stockholders”), as described under the section entitled “Selling Stockholders” therein, in connection with reoffers and resales on a continuous or delayed basis of 663,013 shares of Common Stock or may be acquired by such persons pursuant to restricted stock units previously granted under the 2022 Pharma Plan prior to the filing of this Registration Statement, which shares may be deemed to be “restricted securities” under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

REOFFER PROSPECTUS

663,013 Shares of Common Stock

This reoffer prospectus relates to 663,013 shares of our common stock, par value $0.0001 per share (“Common Stock”), that may be reoffered or resold from time to time by certain Selling Stockholders described in this reoffer prospectus, who are directors, officers and other employees, and that have been acquired by the grant of restricted stock units under our 2022 Omnibus Incentive Plan (the “2022 Pharma Plan”).

The Selling Stockholders may sell the shares of our Common Stock from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on The Nasdaq Global Market, at prices different than prevailing market prices, or at privately negotiated prices. The Selling Stockholders may sell the shares of our Common Stock directly, or may sell them through brokers or dealers. The Selling Stockholders are not required to sell any shares of our Common Stock and there is no assurance that any of the Selling Stockholders will sell any or all of the shares of our Common Stock covered by this reoffer prospectus.

We will not receive any of the proceeds from the sale of these shares of our Common Stock by the Selling Stockholders. We have agreed to pay all expenses relating to registering these shares of our Common Stock. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of our Common Stock.

Our Common Stock is currently listed on The Nasdaq Global Market, or Nasdaq, under the symbol “FLGT.” On February 22, 2023, the last sale price of our Common Stock reported on Nasdaq was $31.95 per share.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 4 of this reoffer prospectus, and under similar headings in the documents that are incorporated by reference into this reoffer prospectus and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this reoffer prospectus and the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is February 28, 2023.

ABOUT THIS REOFFER PROSPECTUS

This reoffer prospectus is part of a registration statement that we filed with the SEC. Before you invest, you should carefully read this reoffer prospectus, all information incorporated by reference herein and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this reoffer prospectus is inconsistent with statements made in any documents incorporated by reference, the statements made in this reoffer prospectus will be deemed to modify or supersede those made in such documents incorporated by reference; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement or to any document that is incorporated by reference in this reoffer prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this reoffer prospectus and the documents incorporated by reference herein. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this reoffer prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this reoffer prospectus, including the documents incorporated by reference herein, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this reoffer prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The distribution of this reoffer prospectus and the offering of the Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States (the “U.S.”) who come into possession of this reoffer prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Stock and the distribution of this reoffer prospectus outside the U.S.. This reoffer prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this reoffer prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, information contained in this reoffer prospectus or the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our industry's future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this reoffer prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 28, 2023, which are incorporated by reference into this reoffer prospectus. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

Our trademarks include, without limitation, our name and corporate logo. Other service marks, trademarks and trade names contained in this reoffer prospectus, the accompanying prospectus or the documents incorporated by reference herein and therein are the property of their respective owners.

REOFFER PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this reoffer prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of our company, we encourage you to read and consider carefully the more detailed information in this reoffer prospectus, including the information incorporated by reference into this reoffer prospectus and the information referred to under the heading “Risk Factors” in this reoffer prospectus on page 4 and in the documents incorporated by reference into this reoffer prospectus.

Unless the context indicates otherwise, as used in this reoffer prospectus, the terms “Fulgent Genetics,” “Fulgent,” “the Company,” “we,” “us” and “our” refer to Fulgent Genetics, Inc., a Delaware corporation, and its subsidiaries.

About Fulgent Genetics, Inc.

We are a technology-based company with a well-established clinical diagnostic business and a therapeutic development business. Our clinical diagnostic business offers molecular diagnostic testing services, comprehensive genetic testing, and high-quality anatomic pathology laboratory services designed to provide physicians and patients with clinically actionable diagnostic information to improve the quality of patient care. Our therapeutic development business is focused on developing drug candidates for treating a broad range of cancers using a novel nanoencapsulation and targeted therapy platform designed to improve the therapeutic window and pharmacokinetic profile, or PK profile, of new and existing cancer drugs. We aim to transform from a genomic diagnostic business into a fully integrated precision medicine company.

Corporate Information

We were incorporated in Delaware on May 13, 2016. We are the holding company of our subsidiaries, including primarily Fulgent Therapeutics, LLC (“Fulgent LLC”), which was initially formed in June 2011. On September 30, 2016, Fulgent LLC became our wholly owned subsidiary in a transaction we refer to as the Reorganization, in which the holders of all equity interests in Fulgent LLC immediately prior to the Reorganization became all of our stockholders immediately following the Reorganization.

Our headquarters are located at 4978 Santa Anita Avenue, Temple City, California 91780, and our telephone number is (626) 350-0537. Our website address is www.fulgentgenetics.com. The information contained on or that can be accessed through our website is not part of and is not incorporated into this report by this reference.

We file reports with the Securities and Exchange Commission, or the SEC, and make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC on their website located at www.sec.gov.

THE OFFERING

The following is a brief summary of certain terms of this offering.

Common Stock offered by the Selling Stockholders	663,013
Securities being offered by the Company	None
Use of proceeds

We will not receive any proceeds from the sale or other disposition of the shares of Common Stock offered by this reoffer prospectus. All of the proceeds from the sale or other disposition of the shares of Common Stock offered by this reoffer prospectus will be received by the Selling Stockholders selling such shares.

Risk factors

Investing in our Common Stock involves a high degree of risk. Please read the information incorporated by reference under the heading “Risk Factors” on page 4 of this reoffer prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Nasdaq Global Market symbol	Our Common Stock is listed on Nasdaq under the symbol “FLGT.”

RISK FACTORS

Investing in our Common Stock involves risk.

Before making an investment decision, you should carefully read and consider the risk factors set forth under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023, as well as any updated or additional disclosure about risk factors included in any of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we may file with the SEC since the date of our most recent Annual Report on Form 10-K that are incorporated by reference in this Prospectus. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity. In any case, the value of the securities offered by means of this Prospectus and any applicable prospectus supplement could decline and you could lose all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference into this reoffer prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are statements other than historical facts and relate to future events or circumstances or our future performance, and they are based on our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “possible,” “likely,” “probable,” and similar expressions that convey uncertainty of future events or outcomes identify forward-looking statements.

The forward-looking statements in this report include statements about, among other things:

•
developments, projections and trends relating to us, our competitors and our industry;
•
our plans for our business;
•
our ability to integrate any acquired businesses and technologies and to realize the value of any acquired entities, joint ventures or investments;
•
our operating performance, including our ability to stabilize the historical fluctuations in our performance and to achieve, maintain or grow profitability;
•
the rate and degree of market acceptance and adoption of our tests and testing services and other anticipated trends in our industry;
•
our competitive advantages and our ability to remain competitive, particularly if the testing markets continue to expand and competition becomes more acute;
•
our ability to continue to expand our test menu and introduce other improvements to our tests;
•
our continued ability to offer affordable pricing for our tests, to maintain the low internal costs of our business model and to record acceptable margins on our sales;
•
our ability to develop our therapeutic candidates, to satisfy the U.S. Food and Drug Administration’s (the “FDA”) regulatory requirements, and to commercialize our therapeutic candidates;
•
the success of our competitors’ research and development efforts for therapeutic candidates seeking to treat similar or the same indication as our therapeutic candidates;
•
our ability to strengthen our existing base of customers by maintaining or increasing demand from these customers;
•
our ability to grow and diversify our customer base;
•
our reliance on a limited number of suppliers and their ability to adapt to possible disruptions in their operations;

•
our use of our laboratory facilities and our ability to adapt in the event we need to relocate or in the event any of our facilities are damaged or rendered inoperable;
•
our plans for future sales and marketing efforts;
•
advancements in technology by us and our competitors;
•
our use of technology and ability to prevent security breaches; unauthorized use or disclosure of health information, personal information, or sensitive personal information; loss of data; and other disruptions;
•
our ability to effectively manage any growth we may experience, including expanding our infrastructure, developing increased efficiencies in our operations and hiring additional skilled personnel in order to support any such growth;
•
developments with respect to U.S. and foreign laws and regulations applicable to our business, and our ability to comply with these regulations;
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our ability to effectively respond to any litigation or governmental investigations;
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our ability to prevent errors in interpreting the results of our tests so as to avoid product liability and professional liability claims;
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our ability to obtain and maintain coverage and adequate reimbursement for our tests and to manage the complexity of billing and collecting such reimbursement;
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the state of the U.S. and foreign healthcare markets, including the role of governments in the healthcare industry, generally, pressures or incentives to reduce healthcare costs while expanding individual benefits, and the impact of general uncertainty in the U.S. healthcare regulatory environment;
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our ability to attract, retain and motivate key scientific and management personnel;
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our ability to obtain and maintain protection of our trade secrets, licensed intellectual property, patent rights, and other intellectual property rights and to not infringe the rights of others;
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our expectations regarding inflation and our future expense levels and our ability to appropriately forecast and plan our expenses;
•
our expectations regarding our future capital requirements and our ability to obtain additional capital if and when needed; and
•
the impact of the above factors and other future events on the market price of our common stock.

These forward-looking statements are subject to a number of risks and uncertainties, including, among others, those described under “Risk Factors” and elsewhere in this report. Moreover, we operate in a competitive and rapidly evolving industry and new risks emerge from time to time. It is not possible for us to predict all of the risks we may face, nor can we assess the impact of all factors on our business or the extent to which any factor or combination of factors could cause actual results to differ from our expectations. In light of these risks and uncertainties, the forward-looking events and circumstances described in this report may not occur, and actual results could differ materially and adversely from those described in or implied by any forward-looking statements we make. Although we have based our forward-looking statements on assumptions and expectations we believe are reasonable, we cannot guarantee future results, levels of activity, performance or achievements or other future events. As a result, forward-looking statements should not be relied on or viewed as predictions of future events, and this report should be read with the understanding that our actual future results, levels of activity, performance and achievements or other future events may be materially different than what we currently expect.

The forward-looking statements in this report speak only as of the date of this document, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward-looking statements by this cautionary note.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale or other disposition of the shares of our Common Stock covered by this reoffer prospectus. We are not selling any securities under this reoffer prospectus and will not receive any proceeds from the sale or other disposition of the shares of our Common Stock covered by this reoffer prospectus.

SELLING STOCKHOLDERS

This reoffer prospectus covers the reoffer and resale by the Selling Stockholders or their transferees, pledgees, assignees, distributees, donees or other successors-in-interest, of an aggregate of up to 663,013 shares of our Common Stock that were acquired by the grant of restricted stock units in the Company pursuant to the Merger.

The following table sets forth, as of the date of this reoffer prospectus, certain information regarding certain of the Selling Stockholders, the shares of our Common Stock that may be reoffered and resold by them pursuant to this reoffer prospectus, and other shares of our Common Stock beneficially owned by them. Each of the Selling Stockholders has voting and investment control power over his or her shares.

The Selling Stockholders may offer shares of our Common Stock under this reoffer prospectus on a continuous or delayed basis, and may elect to sell none, some or all of the shares set forth below. This reoffer prospectus does not constitute a commitment by the Selling Stockholders to sell all or any of the stated number of their shares, and the actual number of shares offered and sold will be determined from time to time by each Selling Stockholder at his or her sole discretion. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all shares offered by this reoffer prospectus have been sold and are no longer held by the Selling Stockholders. In addition, a Selling Stockholder may have sold, transferred or otherwise disposed of all or a portion of such Selling Stockholder’s shares since the date of the information in the following table.

Information concerning the Selling Stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when required. If, subsequent to the date of this reoffer prospectus, we grant additional shares to the Selling Stockholders or to other affiliates under the 2022 Plan, we may supplement this reoffer prospectus to reflect such additional shares to the Selling Stockholders and/or the names of such affiliates and the amounts of shares to be reoffered by them.

The percentages appearing in the column entitled “Shares of Common Stock to be Beneficially Owned Upon Completion of the Offering” are based on 29,518,811 shares of Common Stock outstanding as of February 15, 2023. Shares of Common Stock that may be acquired by the Selling Stockholders pursuant to previous grants under any stock or equity incentive plans of the Company, whether vested or unvested are deemed to be outstanding and to be beneficially owned by the Selling Stockholder holding such securities for the purpose of computing the percentage ownership of such Selling Stockholder but are not treated as outstanding for the purpose of computing the percentage ownership of each of the other Selling Stockholders. The actual number of shares beneficially owned prior to and after the offering is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors, which we cannot predict at this time.

The Selling Stockholders are not required to sell any shares of our Common Stock and there is no assurance that any of the Selling Stockholders will sell any or all of the shares of our Common Stock covered by this reoffer prospectus. We are currently not aware of any agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares covered hereby.

	Shares of Common Stock Beneficially Owned Before this Offering (1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock to be Beneficially Owned Upon Completion of this Offering
Selling Stockholders	Number	Percentage	Number	Number	Percentage
Jian Xie (2)	181,232	*	129,309	310,541	1.0%
Paul Kim (3)	91,225	*	77,585	168,810	*
Hanlin Gao (4)	822,687	2.8%	51,723	874,410	2.9%
Certain Non-affiliates (5)	451,550	1.5%	404,396	855,946	2.8%

*Represents beneficial ownership of less than 1%.

(1) In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to stock options, restricted stock units or other derivative securities held by that person that are currently exercisable or convertible or that will become exercisable or convertible within 60 days after February 15, 2023, but we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

(2) Mr. Xie’s beneficial ownership includes (i) 166,840 shares of our Common Stock held of record by Mr. Xie and (ii) 14,392 shares of our Common Stock subject to a restricted stock unit award granted to Mr. Xie that will vest and settle within 60 days after February 15, 2023.

The 129,309 shares of our Common Stock that may be offered and sold pursuant to this reoffer prospectus consist of 129,309 shares subject to a restricted stock unit award granted on October 26, 2022 (subject to vesting).

(3) Mr. Kim’s beneficial ownership includes (i) 76,833 shares of our Common Stock held of record by Mr. Kim and (ii) 14,392 shares of our Common Stock subject to a restricted stock unit award granted to Mr. Kim that will vest and settle within 60 days after February 15, 2023.

The 77,585 shares of our Common Stock that may be offered and sold pursuant to this reoffer prospectus consist of 77,585 shares subject to a restricted stock unit award granted on October 26, 2022 (subject to vesting).

(4) Mr. Gao’s beneficial ownership includes (i) 809,545 shares of our Common Stock held of record by Mr. Gao and (ii) 13,142 shares of our Common Stock subject to a restricted stock unit award granted to Mr. Gao that will vest and settle within 60 days after February 15, 2023.

The 51,723 shares of our Common Stock that may be offered and sold pursuant to this reoffer prospectus consist of 51,723 shares subject to a restricted stock unit award granted on October 26, 2022 (subject to vesting).

(5) Certain non-affiliates’ beneficial ownership includes (i) 423,104 shares of our Common Stock held of record by certain employees or consultants and (ii) 28,446 shares of our Common Stock subject to a restricted stock unit award granted to certain employees or consultants that will vest and settle within 60 days after February 15, 2023.

The 404,396 shares of our Common Stock that may be offered and sold pursuant to this reoffer prospectus consist of 404,396 shares subject to a restricted stock unit award granted on October 26, 2022 (subject to vesting).

PLAN OF DISTRIBUTION

The Common Stock covered by this reoffer prospectus is being registered by us for the account of the Selling Stockholders and their successors, including their transferees, pledgees or donees or their successors.

The Common Stock offered hereby may be sold from time to time directly by or on behalf of the Selling Stockholders in one or more transactions on the Nasdaq Global Market or on any stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. A Selling Stockholder may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholder and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the Common Stock covered by this reoffer prospectus. Any commissions or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the Selling Stockholder or other party selling such shares. In order to comply with certain states’ securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of the shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, Selling Stockholders may sell Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the Common Stock offered hereby.

The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.

We have notified the Selling Stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

LEGAL MATTERS

The validity of the securities being offered by this reoffer prospectus will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California.

EXPERTS

The financial statements of the Company as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this reoffer prospectus by reference to the Company’s annual report on Form 10-K for the year ended December 31, 2022, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the securities being offered under this reoffer prospectus. This reoffer prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this reoffer prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Fulgent. The SEC’s internet site can be found at http://www.sec.gov.

We maintain a website at www.fulgentgenetics.com. Information contained in or accessible through our website does not constitute a part of this reoffer prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this reoffer prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this reoffer prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this reoffer prospectus:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023, including the information incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement for the 2022 Annual Meeting of Stockholders;
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our Current Reports on Form 8-K filed with the SEC on January 3, 2023; January 12, 2023; and February 28, 2023;
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the description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on September 26, 2016, including any amendment or report filed for the purpose of updating such description; and
•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this reoffer prospectus and prior to the termination or completion of the offering of securities under this reoffer prospectus shall be deemed to be incorporated by reference in this reoffer prospectus and to be a part hereof from the date of filing such reports and other documents.

We also incorporate by reference into this reoffer prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of this reoffer prospectus, or (ii) after the date of this reoffer prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Fulgent Genetics, Inc., Attn: Investor Relations, 4978 Santa Anita Avenue, Temple City, California 91780, telephone: (626) 350-0537.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

663,013 Shares of Common Stock

REOFFER PROSPECTUS

February 28, 2023

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023;
(b)	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 3, 2023; January 12, 2023; and February 28, 2023;
(c)

all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above (in each case, except for the information furnished under Items 2.02 or 7.01 in any current report on Form 8-K); and

(d)

the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-37894) filed with the SEC on September 26, 2016 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Officers and Directors

Our Certificate of Incorporation, as amended (the “Certificate”) and our Bylaws require us to indemnify our directors and officers to the maximum extent permitted by the Delaware General Corporation Law (the “DGCL”), and allow us to indemnify other employees and agents as set forth in the DGCL. These documents further provide that we shall pay expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding for which such director or officer may be entitled to indemnification in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us.

In addition to the foregoing provisions of the Certificate and Bylaws, our directors and officers may be indemnified by us pursuant to Section 145 of the DGCL (“Section 145”). Section 145 authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made by a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits a corporation to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have entered into separate indemnification agreements with each of our directors and officers, which will provide such individuals with indemnification in addition to the indemnification provided for in the Certificate and Bylaws. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by such director and officer in any action or proceeding arising out of his or her service to us or any of our subsidiaries or any other company or enterprise to which the individual provides services at our request. Subject to certain limitations, these indemnification agreements also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

The limitation of liability and indemnification provisions in the Certificate, Bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

We believe the provisions in the Certificate, Bylaws and indemnification agreements discussed above are necessary to attract and retain qualified persons to serve as directors and officers of our company. We also maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, in the opinion of the SEC, unenforceable.

Item 7. Exemption from Registration Claimed.

The securities that are to be reoffered or resold pursuant to the reoffer prospectus were exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions not involving any public offering.

Item 8. Exhibits.

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Exhibit Title	Herewith	Form	File No.	Date Filed
4.1	Certificate of Incorporation of the Registrant, dated May 13, 2016.		10-Q (Exhibit 3.1)	001-37894	08/14/2017
4.2	Certificate of Amendment to Certificate of Incorporation of the Registrant, dated August 2, 2016.		10-Q (Exhibit 3.1.1)	001-37894	08/14/2017
4.3	Certificate of Amendment to Certificate of Incorporation of the Registrant, dated May 17, 2017.		10-Q (Exhibit 3.1.2)	001-37894	08/14/2017
4.4	Bylaws of the Registrant.		S-1/A (Exhibit 3.2)	333-213469	09/26/2016
4.5	Form of Certificate of Common Stock of the Registrant.		S-1/A (Exhibit 4.1)	333-213469	09/19/2016
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of securities being registered.	X
10.1	Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement under the Fulgent Pharma Holdings, Inc. 2022 Omnibus Incentive Plan		10-Q (Exhibit 10.2)	001-37894	11/07/2022
10.2

Agreement and Plan of Merger, by and among Fulgent Genetics, FG Merger Sub, Inc., Fulgent Pharma Holdings, Inc. and solely for purposes of Section 2.4, Section 5.5, Article VI, Section 7.8 and Section 7.14, those company stockholders set forth on the signature page thereto, dated November 7, 2022

			10-Q (Exhibit 10.3)	001-37894	11/07/2022
10.3	2022 Fulgent Pharma Holdings, Inc. Omnibus Incentive Plan		10-K (Exhibit 10.52)	001-37894	02/28/2023
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.	X
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).	X
24.1	Power of Attorney (included on signature page).	X
107	Calculation of Filing Fee Tables	X

Item 9. Undertakings.

1. Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Temple City, State of California on the 28 day of February, 2023.

Fulgent Genetics, Inc.
By:	/s/ Ming Hsieh Ming Hsieh Chief Executive Officer and Chairman

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ming Hsieh and Paul Kim, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 of Fulgent Genetics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Ming Hsieh	President, Chief Executive Officer and Chairman of the Board	February 28, 2023
Ming Hsieh	(principal executive officer)

/s/ Paul Kim	Chief Financial Officer	February 28, 2023
Paul Kim	(principal financial and accounting officer)

/s/ Michael Nohaile	Director	February 28, 2023
Michael Nohaile

/s/ Regina Groves	Director	February 28, 2023
Regina Groves

/s/ Linda Marsh	Director	February 28, 2023
Linda Marsh